CONFIDENTIAL TREATMENT REQUESTED FOR ALL BRACKETED ([]) INFORMATION. THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                            DISTRIBUTORSHIP AGREEMENT

         THIS AGREEMENT, dated as of the 5th day of August, 1996, by and between Merck & Co., Inc., a corporation duly organized and existing under the laws of the state of New Jersey having an address at One Merck Drive, Whitehouse Station, New Jersey 08889 and operating through its Merck AgVet Division, (hereinafter referred to as "MERCK")

                                       AND

Koffolk, Inc., a business entity duly organized and existing under the laws of the state of Delaware having an address at One Parker Plaza, Fort Lee, New Jersey 07024 (hereinafter referred to as "KOFFOLK").

                                   WITNESSETH:

         WHEREAS, MERCK is the inventor, developer and supplier of products used for animal health purposes; and

         WHEREAS, KOFFOLK desires to distribute, promote, advertise and sell certain of such products for animal health purposes in the United States in accordance with the Food and Drug Administration registration obtained by MERCK; and

         WHEREAS, KOFFOLK shall maintain the necessary sales force and organization to properly service the territory;

         NOW, THEREFORE, in consideration of the premises and of the performance of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS

         Each term defined below shall, for the purpose of this Agreement, have the following meaning and shall include the singular and the plural:

         (a) "Product" or "Products" shall mean the finished animal health products containing amprolium as the active ingredient sold under the Trademark in such sizes and presentation form as described in Schedule A, for the use in the treatment of coccidiosis in poultry.

         (b) "Territory" shall mean the United States of America, excluding its territories and possessions.

         (c) "Trademark(s)" shall mean the trademarks AMPROL, AMPROL Plus or other appropriate trademarks designated by Merck AgVet, which are licensed to KOFFOLK in the Territory by MERCK pursuant to the Trademark License Agreement of even date.

         (d) "Exclusive Distribution Period" shall mean that period of [ ] from the Effective Date of the Agreement and any applicable renewal periods.

         (e)"Affiliate" shall mean with respect to a party to this Agreement (i) any corporation or business entity, fifty percent (50%) or more of the voting stock of which is owned directly or indirectly by a party; (ii) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock of a party; or (iii) any corporation or business entity under the direct or indirect control of a corporation or business entity as described in clause (i) or (ii).

         (f)"Promotional Literature" shall mean all Products-related or disease-related material, or similar material with respect to competitive Products, written, oral, graphic or other prepared for distribution to or use with the veterinary or allied professions, sales representatives, the trade, and/or consumers.

         (g) "Calendar Year" shall mean that twelve (12) month period commencing January 1st and ending December 31st of each year of the Agreement.

         (h) "License Agreement" shall mean the Trademark License Agreement of even date between MERCK and KOFFOLK.

         (i) "Marketing Plan" shall mean that document prepared by KOFFOLK on an annual basis and submitted to MERCK that contains sales forecasts and promotional efforts of KOFFOLK for sale of the Product for the succeeding Calendar Year.

         (j) "Effective Date" shall mean August 5,1996.

         (k) "Like Kind Exchange" shall mean an arrangement whereby MERCK divests itself of Product via a non-cash exchange for a third party's product(s) or rights to market and/or distribute a third party's product(s).

         (l) "Promotional Efforts" shall mean the expense, not including salaries and related overhead expenses, associated with the planning, production, publication and distribution of Product support material, market support trials, meetings, merchandising allowance funds, and market research necessary to facilitate the marketing effort.

2.       APPOINTMENT OF KOFFOLK

         (a) Subject to continuing right to sell its inventory of Product in the
Territory through [            ], MERCK hereby appoints KOFFOLK as an exclusive
distributor in the Territory for the Products.

         (b) KOFFOLK shall sell the Products for its own account. All orders by KOFFOLK's customers shall be promptly filled by KOFFOLK and KOFFOLK shall assume all credit risks.

3.       PURCHASE OF PRODUCTS

         (a) MERCK shall sell, and KOFFOLK shall purchase, the Products from MERCK at the product supply price specified in Schedule B. Product supply prices are [ ]. All orders shall be subject to acceptance by MERCK or such Affiliate and all sales shall be subject to the then current Terms and Conditions of Sale. To the extent there is any inconsistency in the Terms and Conditions of Sale and this Agreement, this Agreement shall govern.

         (b) KOFFOLK shall make payment to MERCK for the Product within ninety
(90) days of the date of the invoice, in the currency stated on the invoice.

         (c) KOFFOLK shall provide MERCK with a rolling [ ] forecast of its expected requirements of Products, updated on a monthly basis, divided into quarterly quantities of Products by pack size as of the beginning of each calendar quarter. Purchase orders shall be in writing and submitted by KOFFOLK to MERCK by January 15 of each Calendar Year and shall specify by product the [
                 ]
for that Calendar Year. KOFFOLK shall specify quantities and delivery dates for Product listed in the annualized purchase order at least three (3) months in advance of the calendar quarter that KOFFOLK requires Product to be provided by MERCK. Delivery shall be made as close to such requested dates as possible. The terms of such purchase order shall be consistent with the provisions of this Agreement and where inconsistent, this Agreement shall govern.

         (d) MERCK shall use reasonable efforts to fill orders that are in excess of the quantity forecasts provided by KOFFOLK, giving consideration to the quantity of the Products available at the time, the requirements of other customers and the capacity of the production facility.

         (e) KOFFOLK shall inspect the Products and shall inform MERCK in writing of any complaints regarding the quantity or quality of the same within three (3) days of receipt of the Products by KOFFOLK. In the event that a quality defect is not discoverable by reasonable inspection, such claim for the quality defect shall be made in writing within three (3) days of discovery. No quantity of the Products shall be returned to MERCK without MERCK's express written permission, which permission shall not be unreasonably withheld. Once permission has been given, Product will be returned to MERCK and, at MERCK's option, either subsequently replaced within ninety (90) days at no charge to KOFFOLK or a credit for the amount of defective Product will be provided to KOFFOLK within thirty (30) days of its return.

4.       CERTAIN SPECIFIC RESPONSIBILITIES OF KOFFOLK

         (a) KOFFOLK shall prepare and submit to MERCK on an annual basis, a written marketing plan for the Products which shall include sales forecasts and promotional efforts for the year. The marketing plan for Calendar Year 1997 shall be provided by December 1,1996. Thereafter, the marketing plan for each succeeding Calendar Year shall be provided by KOFFOLK to MERCK by September 1st of the preceding Calendar Year.

         (b) KOFFOLK shall actively promote and distribute and use its best efforts to expand the sales of the Products in the Territory by all appropriate means available through the maintenance of its sales organization.

         (c) KOFFOLK shall purchase the guaranteed purchases for Calendar Years 1996 and 1997 of the Agreement which are designated in Schedule C (hereafter the 'Guaranteed Amount"). Thereafter, for Calendar Years 1998 through 2000, and any subsequent renewal periods, such Guaranteed Amounts will be agreed to between MERCK and KOFFOLK in each Calendar Year by July 31 of the preceding Calendar Year. If KOFFOLK does not purchase the Guaranteed Amount in any Calendar Year, KOFFOLK shall be required to eliminate the shortfall as follows:

         [


                                                              ]

         [


                                                                       ]

         (d) If in any two (2) consecutive Calendar Years, KOFFOLK fails to meet the Guaranteed Amounts, MERCK may terminate this Agreement upon sixty (60) days notice to KOFFOLK.

         (e) KOFFOLK shall keep MERCK informed on a quarterly basis, in writing, of the Promotional Efforts it will be making in connection with the Products. Thereafter, KOFFOLK's expenditure for Promotional Efforts for each subsequent Calendar Year shall be contained in the Marketing Plan as developed by KOFFOLK. MERCK reserves the right to request, and KOFFOLK shall provide, documentation to substantiate the amount spent by KOFFOLK on Promotional Efforts in each Calendar Year of the Agreement.

         (f) KOFFOLK shall maintain sufficient stocks of the Products to satisfy the demand for them in the Territory. Specifically, its inventory shall, at any given time, not fall below the equivalent of the total estimated sales for each Product in the upcoming two (2) months. The Products shall be handled and stored in accordance with instructions provided by MERCK.

         (g) KOFFOLK acknowledges that it is aware of the terms of MERCK's Ethical Business Practices Policy, a copy of which is attached hereto as Attachment I and made part of this Agreement. KOFFOLK agrees to comply fully with the requirements of said Policy and agrees to indemnify and hold MERCK harmless from and against any and all liabilities resulting from the violation of said policy by KOFFOLK, or any third party that KOFFOLK has instructed to act on its behalf.

         (h) KOFFOLK agrees to develop at its own expense Promotional Literature to be used in conjunction with the sale of the Products in the Territory. All Promotional Literature must be consistent with the safety and efficacy data supplied by MERCK and reviewed and approved by MERCK according to the following provisions prior to its use:

            (i) All Promotional Literature relating to the Products must be submitted for approval to publish shall be addressed to:

Merck & Co., Inc.
Merck Ag Vet Division
Mr. Steve Vandeberg
Associate Director, Marketing Communications
U.S. Operations
P.O. Box 2000, WBF-224
Rahway, NJ 07065-0912

            (ii) Within twenty (20) working days of receipt, MERCK will either approve or reject the submission. No Promotional Literature may be printed, published or put into use until a signed approval is received from MERCK by KOFFOLK. Facsimile transmission will be deemed acceptable.

            (iii) Approval of each promotional text is valid for one (1) year unless new Product information or new regulations affecting the Products or text become available. In the absence of any such changes, approved literature may be printed, reprinted, used and distributed during this period.

            (iv) An approved text may not be changed for publication without the written authority of MERCK. This applies to all Promotional Literature covered by this procedure. If even the most minor change of an approved literature piece is required, the revised text must be submitted for MERCK's approval.

            (v) KOFFOLK shall submit, within five (5) days of production, ten
(10) printed specimens of each approved literature piece for after-the-fact review, accompanied by a confirmation from an authorized representative of KOFFOLK that it is worded exactly as was approved by MERCK. Specimens and confirmations should be addressed to:

Merck & Co., Inc.
Merck AgVet Division
Mr. Steve Vandeberg
Associate Director, Marketing Communications
U.S. Operations
P.O. Box 2000, WBF-224
Rahway, NJ 07065-0912

            (vi) Pricing information or bulletins for KOFFOLK's internal use only that contain no safety, efficacy or other Products-related claims are excluded from review under this procedure.

         (i) KOFFOLK shall provide MERCK with a quarterly report of (i) all sales of Products by package size and (ii) and inventory status of the Products which report shall be provided by the twentieth (20th) day of the month immediately following the close of the quarterly period. Additionally, KOFFOLK shall keep MERCK advised on a regular basis of general market, economic and regulatory developments which may affect the promotion and sale of the Products in the Territory.

         (j) KOFFOLK shall not make any claim, either orally or in writing, with respect to the safety or effectiveness of the Products that is inconsistent with and/or goes beyond approved claims for the Products, nor shall KOFFOLK recommend the combination of the Products with any other products, without MERCK's prior written consent.

         (k) KOFFOLK shall do nothing which will jeopardize the goodwill of MERCK or any of its Affiliates or the reputation of the Products. The appointment of KOFFOLK as a distributor hereunder shall not create a joint venture, or principal-agency relationship, or franchise relationship and nothing hereunder shall be deemed to authorize KOFFOLK to act for, represent, or bind MERCK or any of its Affiliates, unless specific authority to act on MERCK's behalf is granted to KOFFOLK in writing.

         (l) Both parties agree to comply with all laws and regulations and other requirements in the Territory governing the performance of their activities under an agreement such as this.

         (m) KOFFOLK shall be responsible for ensuring that its customers obtain approval of form FDA 1900 with the FDA. In order to ensure that existing customers of the Products have obtained such approvals, MERCK shall provide KOFFOLK, within forty-five (45) days of the Effective Date, with copies of all forms FDA 1900 (or Forms FDA 1800, if applicable) covering the Products which it has in its possession.

         (n) Except as required by law, neither party shall make any public announcement in connection with the subject matter of this Agreement without the prior approval of the other party.

5.       PROMOTIONAL AND MARKETING EXPENSES

         (a) KOFFOLK agrees to pay for all promotional, selling and marketing costs of Products, including but not limited to customer feed assay costs, advertising expenses, freight and distribution costs and carrying costs of accounts receivable.

         (b) MERCK agrees to provide customer feed assays to KOFFOLK in 1996 at
an initial price of [                   ] and in future Calendar Years at the
prevailing price [                    ].

6.       CONFIDENTIALITY

         (a) For the term of this Agreement plus five (5) years thereafter all information which is received by KOFFOLK or MERCK from the other party during the term of this Agreement shall be maintained in strict confidence by the receiving party. All information whether generated by KOFFOLK or MERCK shall be disclosed only to MERCK or KOFFOLK employees and consultants who have been instructed to treat such information in strict confidence and on a "need to know" basis. This information shall be protected from disclosure to third parties with at least the same degree of care used by such employees when dealing with their employer's confidential information. Further, such information shall not be disclosed to any other person, firm, or agency, governmental or private, or used for purposes other than set forth herein without the prior written consent of the disclosing party.

         (b) With respect to tangible materials provided by MERCK to KOFFOLK under this Agreement, including samples of Products, KOFFOLK agrees to (i) not provide such materials to third parties, (ii) not conduct demonstration trials or protocols for the promotional use of the product except with the prior written permission of MERCK, and (iii) return unused portions of such materials to MERCK.

         (c) In the event KOFFOLK desires to disclose to MERCK any information considered confidential and proprietary to KOFFOLK ("KOFFOLK Confidential Information") during the course of this Agreement, KOFFOLK shall first provide MERCK with notice of KOFFOLK's intent to disclose KOFFOLK Confidential Information, then for the term of this Agreement plus three (3) years thereafter, MERCK shall keep KOFFOLK Confidential Information confidential by not disclosing to any third party, and shall not use for any purpose other than pursuant to this Agreement.

         (d) The foregoing obligations shall not apply when and to the extent such information:(I)is or becomes a part of the public domain without the breach of this Agreement;(ii)is already known to the receiving party prior to its disclosure or development hereunder(iii)can be shown to have been independently developed by or on behalf of MERCK without reference or access to KOFFOLK Confidential Information as evidenced by MERCK's written records; or(iv)is disclosed to the receiving party by an independent third party not under an obligation of confidence to the disclosing party with respect thereto.

         (e) This Agreement shall not supersede any existing Confidentiality Agreement between MERCK and KOFFOLK and/or its Affiliates with respect to any information already or hereafter disclosed between the parties, and shall be deemed additive to those confidentiality obligations that may have already been assumed.

7.       PRODUCT REGISTRATION

         Registrations for the Products with the Food and Drug Administration shall be maintained by MERCK. All fees and other expenses in connection with the registration of the Products shall be for the account of MERCK. Product registrations shall be in the name of MERCK or a designated Affiliate under the separate Trademarks as owned by MERCK as set forth in Paragraph 8 and listed in Schedule A. All product registrations so obtained shall be and remain the property of MERCK or such Affiliate. Any registrations required pursuant to state law to allow for distribution of the Products by KOFFOLK in each state in the Territory, including distribution licenses, shall be applied for, maintained by, be the property of, and for the account of KOFFOLK only.

8.       PACKAGING AND LABELING
             KOFFOLK will promote and market the Products under labeling and package design approved by MERCK. All packages will bear the name and logo of MERCK, and shall identify that the Products are manufactured by MERCK.

9.       TRADEMARKS

         (a)      [                                                  ], KOFFOLK
shall have the exclusive right to use the Trademarks in the Territory pursuant to the terms of this Agreement and the Trademark License Agreement of even date annexed as Attachment 2.

         (b) Except as provided by this Agreement and/or the Trademark License Agreement, nothing in this Agreement shall be construed as granting to KOFFOLK any right, title, interest, or license under or to any intellectual property of MERCK relating to the Product.

10.      REGULATORY MATTERS

         (a) The Product covered by this Agreement is registered with the Center for Veterinary Medicine of the Food and Drug Administration (FDA).

         (b) (i) KOFFOLK agrees that it shall undertake in accordance with applicable FDA regulations, and any other applicable laws or regulations, the submitting of periodic drug experience reports to MERCK.

            (ii) KOFFOLK further agrees to report to MERCK in writing all adverse experience and adverse physical occurrence information of which it becomes aware associated with the Products relating to hazards, contraindications, side effects, injuries, toxicity, sensitivity reactions, Product defects and mix-ups, whether or not the adverse experience or physical occurrence is determined to be causally related to the Products. This reporting obligation shall be in full compliance with the MERCK Policy and Procedure No. 4, "Reporting Adverse Experiences and Adverse Physical Occurrences for Animal Health Products," a copy of which is attached as Attachment 3 and incorporated herein by reference. KOFFOLK shall submit a copy of such report to MERCK within five (5) working days after learning of the adverse experience or physical occurrence using the required RA 1932 Form, a blank copy of which is attached as Attachment 4.

            (iii) When complete information is not available within the five-day period, KOFFOLK shall submit any available information within the five-day period, and also submit a supplement as soon as further details become available. MERCK shall be authorized to submit such adverse experience or physical occurrence information to government authorities as it considers appropriate. KOFFOLK agrees to permit MERCK to audit KOFFOLK's files for adverse drug experience or physical occurrence on a routine basis as determined necessary by MERCK. If MERCK becomes aware of adverse experiences or physical occurrences which in its opinion may require a change in label content, MERCK shall provide KOFFOLK with all information relating to such adverse experiences or physical occurrences.

            (iv) KOFFOLK agrees to provide a signed statement identifying the category of its operation (i.e., wholesaler, retailer) and stating that it will distribute the Products only under labeling provided for in the new animal drug application for Product and approved by MERCK; that any other labeling or advertising for the drug will prescribe, recommend and/or suggest its use only under the conditions stated in the labeling provided for in the application; and that it is regularly and lawfully engaged in the distribution of Product.

            (v) KOFFOLK will advise MERCK immediately concerning any FDA inspections, notices, or enforcement action with respect to the Product.

11.      FORCE MAJEURE

         Neither of the parties hereto shall be liable or be in breach of any provision hereof for any failure or delay on its part to perform any obligation (other than the obligation to make payments when due) under any provision of this Agreement because of force majeure, including, but not limited to, war, riot, fire, explosion, flood, sabotage, accident or breakdown of machinery; unavailability of fuel, labor, containers, or transportation facilities; accidents of navigation or breakdown or damage of vessels, or other conveyances for air, land or sea; other impediments or hindrances to transportation; strike or other labor disturbances; government restraints or any other cause beyond the control of the party thus failing to perform or whose performance is thus delayed.

12.      TERM AND TERMINATION

         (a) This Agreement shall have an Effective Date as defined herein, and unless sooner terminated as provided herein, shall remain in full force and effect for a period of five (5) years from the Effective Date subject to the terms and conditions set forth herein. Thereafter the Agreement shall be renewed for successive one (1) year periods upon mutual agreement of the parties expressed in writing at least ninety (90) days prior to expiration of this Agreement and each successive renewal term.

         (b) Should either MERCK or KOFFOLK cease to do business or be adjudicated as bankrupt or make an assignment for the benefit of creditors or become involved in any insolvency proceeding or receivership proceeding, this Agreement shall terminate immediately.

         (c) This Agreement may also be terminated by MERCK on one hundred and eighty (180) days prior written notice to KOFFOLK in the event that maintenance of the Product registration or manufacture of the Product becomes infeasible as reasonably determined by MERCK or MERCK divests Product via a Like Kind Exchange arrangement with a third party.

         (d) Either party may terminate the Agreement in case of material breach by the other party, such termination to be effected by sixty (60) days prior written notice which specifically identifies the breach and provides the opportunity for the breach to be cured within that sixty (60) day period. By way of example without limitation, failure by KOFFOLK to follow and comply with Paragraph 4(h) (promotional material) and Paragraph 10 (regulatory matters) shall be considered a material breach.

         (e) MERCK may terminate this Agreement upon thirty (30) days written notice upon a change in management or in the event that a majority of the stock, assets or control of KOFFOLK is acquired by any other party(s) which MERCK determines, in its sole judgment, is prejudicial to its interests. In the event of such-change in management or control, notwithstanding the provisions of Paragraph 13, MERCK shall have the right in its sole discretion to purchase back any and all remaining inventory of Products at KOFFOLK's full purchase price.

         (f) Upon termination of this Agreement in accordance with its terms, KOFFOLK shall make no claim or request compensation of any kind because of such termination. KOFFOLK agrees to waive any statutory amount which may be allowable or imposed for such termination such as liquidated damages or other such statutory payments, if any.

         (g) Termination shall not extinguish obligations and liabilities of the parties accrued prior to termination or non-renewal.

13.      TRANSITION PERIOD

         At the conclusion of the Exclusive Distribution Period, or in the event of earlier termination under Paragraph 12 with the exception of Paragraph 12
(e), KOFFOLK shall have the right to sell any remaining MERCK product bearing the Product label in its inventory for a period not to exceed three (3) months from the conclusion of the Exclusive Distribution Period or the date of termination. KOFFOLK shall notify MERCK in writing of its existing inventory of Products at the beginning of that three (3) month period. KOFFOLK shall exercise its best efforts to sell existing inventory of Products during this three (3) month period. KOFFOLK further agrees to take all reasonable steps necessary to minimize the amount of product inventory bearing the Product label remaining on the first day immediately following conclusion of the Exclusive Distribution Period. The parties' respective rights and obligations under the Agreement shall remain in full force and effect during the Transition Period.

14.      RECALL

         (a) In the event MERCK shall be required or shall voluntarily decide to recall any Product distributed by KOFFOLK pursuant to this Agreement, then KOFFOLK shall fully cooperate with MERCK in connection with the recall. If such recall is initiated because of the negligence or failure of MERCK to comply with the terms of this Agreement, then MERCK will credit KOFFOLK for the price it invoiced KOFFOLK for all Product returned and, in addition, MERCK will reimburse KOFFOLK for all reasonable recall expenses in connection therewith. If such recall is initiated because of the negligence or failure of KOFFOLK to comply with the terms of this Agreement, then KOFFOLK will reimburse MERCK for all reasonable recall expenses in connection therewith.

         (b) KOFFOLK agrees to abide by all decisions of MERCK to recall Product and both parties shall fully cooperate with each other in the event of any recall of Product under this Agreement.

15.      JURISDICTION/CHOICE OF LAW

         This Agreement shall be governed by, interpreted and construed, and all claims and disputes, whether in tort, contract or otherwise be resolved in accordance with the substantive laws of the State of New York, United States of America, without reference to any rules of conflict of laws or renvois. In the event of any controversy or claim arising out of or relating to this Agreement, performance hereunder, termination hereof, or relationship created hereby, each party irrevocably submits to the exclusive jurisdiction of the courts of the Supreme Court of the State of New York and the U.S. District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or transactions contemplated hereby. Each party irrevocably and unconditionally waives any objection to the laying of venue in the courts of New York as stated above and that any such action was brought in an inconvenient forum. Notwithstanding the foregoing, in the event of a threatened disclosure in violation of this Agreement, MERCK shall have the right to seek injunctive relief from any competent court in the jurisdiction where the disclosure is threatened to prevent such disclosure pending resolution of the merits of the dispute.

16.      PRODUCT WARRANTIES AND INDEMNIFICATION

         (a) MERCK warrants that the Products shall meet the ingredient specifications contained on the label and conform to MERCK's specifications for the Products when it leaves MERCK's control. MERCK makes no other warranties, either express or implied, including warranties of merchantability or of fitness for a particular use.

         (b) MERCK shall defend and indemnify KOFFOLK against all expenses, claims, demands, liabilities or money judgments, including recall, incurred by KOFFOLK arising from the negligence or fault of MERCK or from MERCK's failure to comply with the terms of this Agreement, except to the extent that said expenses, claims, demands, liability or money judgments are caused by the negligence or fault on the part of KOFFOLK or KOFFOLK's failure to comply with the terms of this Agreement.

         (c) KOFFOLK shall defend and indemnify MERCK against all expenses, claims, demands, liabilities or money judgments, including recall, incurred by MERCK arising from the negligence or fault of KOFFOLK or from KOFFOLK's failure to comply with the terms of this Agreement, except to the extent that said expenses, claims, demands, liability or money judgments are caused by the negligence or fault on the part of MERCK or MERCK's failure to comply with the terms of this Agreement.

17.      ENTIRE AGREEMENT

         This Agreement and Trademark License Agreement of even date comprises the entire Agreement between the parties and merges all prior agreements between them relative to the Products hereunder. This Agreement may not be amended except in writing, signed by both parties referencing this Agreement.

18.      NOTICES

         All notices hereunder required to be in writing shall be sufficient if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to MERCK:      Merck & Co., Inc.
                  P.O. Box 2000
                  Rahway, NJ 07065-0912
                  Attention: President
                  Merck AgVet Division

If to KOFFOLK:    Koffolk, Inc.
                  One Parker Plaza
                  Fort Lee, New Jersey 07024
                  Attn: President

19.      SEVERABILITY

         In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law.

20.      TITLES

         The titles to each paragraph of this Agreement are for reference only and shall not be used to interpret said paragraph. All interpretations of the meaning of each paragraph to this Agreement shall rely solely upon the wording of the Agreement and shall not incorporate the paragraph titles for its interpretation.

21.      AMENDMENT

         Except as otherwise expressly stated herein, this Agreement cannot be amended or modified except by a written instrument which shall state that it is an amendment or modification of this Agreement and which shall be signed and dated by the parties hereto.

22.      WAIVER

         Failure by MERCK or KOFFOLK at any time to enforce any of the terms or conditions of this Agreement shall not be deemed a continuing waiver as to such terms or conditions, and shall not affect the right of MERCK or KOFFOLK to later avail itself of such remedies as it may have for any subsequent breach of such terms or conditions under the provisions of this Agreement in equity or at law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the day and year first above written.

KOFFOLK, INC.
By: /s/ J.C. Bendheim
    -----------------
Name:  J. C. Bendheim
Title:  Pres.

MERCK & CO, INC.
By:  /s/ John M. Preston
     -------------------
Name:  John M. Preston
Title:  President

SCHEDULE A

CONFIDENTIAL TREATMENT REQUESTED FOR ALL BRACKETED ([]) INFORMATION. THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[                                      ]

[                                      ]

[                                      ]

[                                      ]

[                                      ]

SCHEDULE B

MINIMUM SUPPLY PRICES

CONFIDENTIAL TREATMENT REQUESTED FOR ALL BRACKETED ([ ]) INFORMATION. THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[                                       ]

[                                       ]

[                                       ]

[                                       ]

[                                       ]

SCHEDULE C

GUARANTEED PURCHASES

CONFIDENTIAL TREATMENT REQUESTED FOR ALL BRACKETED ([]) INFORMATION. THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[                                      ]

ATTACHMENT 1

ETHICAL BUSINESS PRACTICES

KOFFOLK agrees to comply with Merck & Co., Inc.'s Ethical Business Practices policy which reflects the highest standard of corporate and individual behavior. KOFFOLK shall adhere to business practices which are in accordance with the letter and spirit of applicable laws and ethical principles. KOFFOLK agrees that all transactions in connection with MERCK's business will be accurately reflected in its books and records, and that no funds or other assets shall be paid directly or indirectly to government officials or persons acting on their behalf for the purpose of influencing government decisions or actions with respect to MERCK's business. Violation of this policy on the part of KOFFOLK, its employees, or representatives, shall result in the immediate termination of this Agreement.

ATTACHMENT 2

                           TRADEMARK LICENSE AGREEMENT

         AGREEMENT, effective as of August 5, 1996 by and between MERCK & CO., INC., a corporation organized and existing under the laws of the State of New Jersey, U.S.A., with an office at Whitehouse Station, New Jersey, U.S.A. (hereinafter "Licensor"), and KOFFOLK, INC. (including its affiliates and subsidiaries), a business entity duly organized and existing under the laws of Delaware (hereinafter "Licensee").

         WHEREAS, Licensor is the owner in the United States of America and its territories (hereinafter the "Territory") of the right, title and interest in and to the trademarks, AMPROL(R) (amprolium) and AMPROL(R) Plus and the applications for registration and registrations thereof (hereinafter "Trademarks'); and

         WHEREAS, Licensee desires the right and license to use the Trademarks, in the Territory on and in association with the sale of certain pharmaceutical preparations containing amprolium as an active ingredient used in the treatment of poulty (hereinafter "Products") pursuant to the Distributorship Agreement dated August 5, 1996 between Merck AgVet, a division of Merck & Co., Inc. and KOFFOLK, USA (hereinafter "Distributorship Agreement");

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties herein agree as follows:

1. Licensor hereby grants to Licensee, for the term of the Distributorship Agreement, and Licensee accepts, an exclusive, royalty-free, non-sublicensable, non-assignable license to use the Trademarks in the Territory solely in connection with the packaging, promotion, and sale of the Products.

2. Licensee shall use the Trademarks only for the Products supplied by Licensor. From time to time, upon request of Licensor, Licensee shall submit samples of any of the Products to Licensor or its duly appointed agent to insure compliance with Licensor's storage and handling specifications. Licensor, or its duly appointed agent, shall have the right to inspect the premises of Licensee, and Licensee shall permit such inspection, at any reasonable time, to confirm that Licensee is adhering to Licensor's standards and specifications used in the repackaging, storage and sale of the Products, pursuant to the Distributorship Agreement under which Licensee is licensed herein to use the Trademarks. Licensee shall not sell or otherwise dispose of, any of the Products under the Trademarks that fail to comply with the standards and specifications of Licensor as determined by Licensor. Any economic loss resulting from the failure of Product to conform to Licensor's quality control standards and requirements, caused by an action or failure to act by Licensee pursuant to the terms of the Distributorship Agreement, shall be borne by Licensee.

3. Licensee shall use the Trademarks only in such form and manner as shall be approved in writing from time to time by Licensor. Licensee undertakes to comply with all laws pertaining to the Trademarks in force at any time in the Territory including, but not limited to, compliance with marking requirements. Use of the Trademarks by Licensee on labels and packaging or on other printed material shall be presented as AMPROL and AMPROL(R)Plus accompanied by an appropriate statement that such trademarks are "Licensed Trademarks", or such other appropriate legend as Licensor shall direct. The Trademarks shall always be given distinctive typographical treatment when used by Licensee. Copies of all labels, packaging and other printed material on which the Trademarks is used shall be submitted to Licensor for approval prior to use in accordance with the terms of the Distributorship Agreement. Licensee shall not use the Trademarks in any manner whatsoever which may jeopardize the significance, distinctiveness or validity thereof.

4. The Trademarks shall at all times remain the exclusive property of Licensor and all use of the Trademarks hereunder shall inure to the benefit of Licensor. Nothing in this Agreement shall be construed as granting or transferring to Licensee any right, title or interest in and to the Trademarks either by operation of law or otherwise except the right to use the same during the term of this Agreement, as provided in this Agreement and in the Distributorship Agreement.

5. Licensee agrees that it shall not use the Trademarks in combination with any other trademark or trade name of its own or any third party or as a component of its business name or to characterize its business in any other way; and that it will use the Trademarks only on, or in connection with, the Products, and will not use or permit use of the Trademarks in connection with goods other than the Products; and that the Trademarks and the goodwill associated therewith, are and shall continue to be the exclusive property of Licensor.

6. Licensor agrees to maintain the trademark registrations for the Trademarks. However, if the Trademarks are not in use in a particular jurisdiction of the Territory, Licensor may allow the registration to expire. Licensee agrees to cooperate with Licensor in providing information, specimens, and documentation that may be useful or required in order to effect trademark registrations, or for maintenance and renewal of trademark registrations for the Trademarks.

7. Licensee shall, at all times, execute any documents reasonably required by Licensor to record Licensee as a registered user or licensee of the Trademarks. Licensee agrees to cooperate as requested by Licensor in arranging for such recordings and/or entries, or in maintaining, varying or canceling such recordings and/or entries in the event of amendment to, or termination of, this Agreement for any reason.

8. In the event that Licensee learns of any infringement or threatened infringement of the Trademarks, or any passing-off, Licensee shall immediately notify Licensor or its authorized representative in writing giving particulars thereof and Licensee shall provide necessary information and assistance to Licensor or its authorized representatives in the event that Licensor decides that proceedings should be commenced or defended. The commencement, strategies, termination and settlement of any action relating to the validity and/or infringement of the Trademarks shall be decided. by Licensor. Any such proceedings shall be at the expense of Licensor, and any recoveries shall be to the benefit of Licensor. Nothing herein, however, shall be deemed to require Licensor to enforce the Trademarks against others.

9. Licensee shall promptly notify Licensor of any claims arising out of the use of the Trademarks, and Licensor will provide for the defense thereof with counsel of its own selection and will pay all costs and expenses incurred in so defending against such claims, provided such use of the Trademarks by Licensee was in accordance with the terms of this Agreement and the Distributorship Agreement. Licensee shall also have the right to participate in the defense of any such claim with attorneys of its own selection, at its own expense, however, the extent to which any such claim shall be prosecuted, defended or settled, will be solely within the discretion of Licensor. Licensor hereby indemnifies and shall hold harmless Licensee from and against the cost and expenses of any claims, demands, causes of action, judgments, damages or liabilities, arising out of the use by Licensee of the Trademarks in accordance with the terms of this Agreement, provided that written notice of such claim, demand or cause of action is promptly given to Licensor and Licensee cooperates fully with Licensor in the defense of such claim, demand or cause of action.

10. Licensee agrees to indemnify and hold Licensor harmless from and against any and all claims and agrees to reimburse Licensor for any and all losses, damages, costs, fees, expenses, liabilities and obligations of any kind (including reasonable attorney's fees and other reasonable legal costs and expenses) that Licensor may at any time suffer or incur, or become subject to as a result of or arising from the unauthorized use of the Trademarks by Licensee. Licensee shall have the right to defend any such action or proceeding with attorneys of its own selection, and Licensor shall have the right to be represented by attorneys of its selection.

11. This Agreement shall be effective as of the date first written above and shall continue in force for as long as the Distributorship Agreement remains in effect, and shall terminate upon termination of the Distributorship Agreement.

12. This Agreement shall terminate immediately and automatically in the event that Licensee makes any assignment for the benefit of creditors or shall file for, or have filed against it, a petition for bankruptcy; or if Licensee is dissolved or loses its charter by forfeit or otherwise or if a trustee or receiver is appointed for Licensee or for any of its property in any proceeding, or if any court takes jurisdiction of the property of Licensee by foreclosure or otherwise.

13. In the event that Licensee defaults or breaches any of the provisions of this Agreement, Licensor shall have the right to terminate this Agreement upon thirty(30) days written notice to Licensee, provided, however, that if Licensee, within the said thirty (30) day period, cures the default or breach to the satisfaction of Licensor, the Agreement shall continue in full force and effect.

14. Upon termination of this Agreement for whatever reason, Licensee shall promptly discontinue any further use of the Trademarks, and shall not use any trademark which, in the reasonable opinion of Licensor, is confusingly similar to the Trademarks, except that after termination of this Agreement, Licensee may for a period of twelve (12) months immediately following termination, sell existing stocks of the Products bearing the Trademarks without removing the Trademarks provided that such Products comply with the standards and specifications of Licensor, in force at the time of termination.

15. The failure of a party to require the performance of any term of this Agreement or the waiver by a party of any breach of this Agreement shall not prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach.

16. Should Licensee be or become aware of any applicable laws or regulations which are inconsistent with the provisions of this Agreement, Licensee shall promptly notify Licensor of such inconsistency.

17. The remedies provided for in this Agreement are not exclusive of other remedies available to the parties.

18. This Agreement may be assigned by Licensor to an affiliate without approval, otherwise it may be assigned by either party only with the written approval of the other party.

19. This Agreement shall be binding upon and inure to the benefit of any successors in interest of each party.

20. All notices provided for herein shall be deemed sufficient if in writing and delivered or sent by pre-paid registered or certified mail, facsimile, cablegram or telex to the party hereto at its address specified in Paragraph 18 of the Distributorship Agreement or to such other business address as may have been furnished in writing by the intended recipient to the sender. The date of mailing, faxing, cabling or telexing shall be deemed to be the date on which such notice or request has been given.

21. This Agreement, and its construction, interpretation, performance and breach shall be governed according to the laws of the State of New Jersey.

22. This Agreement and the Distributorship Agreement constitute the entire agreement and understanding between the parties and supersedes all previous agreements between them concerning the matters covered herein, whether written, oral or implied. This Agreement may only be changed or modified by written agreement signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

KOFFOLK, INC.
By: /s/ J.C. Bendheim
    -----------------
Name:  J. C. Bendheim
Title:  Pres.


MERCK & CO, INC.
By:  /s/ John M. Preston
     -------------------
Name:  John M. Preston
Title:  President

MERCK AGVET DIVISION POLICY AND PROCEDURE
REPORTING ADVERSE EXPERIENCES AND ADVERSE PHYSICAL OCCURRENCES FOR ANIMAL HEALTH PRODUCTS
Date:    03/01/94
Supersedes:       10/30/92

I.       Objective

To describe the procedure for reporting adverse experiences and adverse physical occurrences for Merck animal health products, both marketed and investigational, and to emphasize to all Merck & Co., Inc. personnel their specific responsibilities in implementing this Procedure when required. This document deals exclusively with animal health products. For agricultural chemical products see Merck Ag Vet Division Policy and Procedure No. 5, and for human pharmaceuticals see MRL Medical Affairs Procedures and Policies Manual, Procedure No. 13.

II.      Policy

This Procedure sets forth the manner in which Merck & Co., Inc. identifies, collects and reports information about adverse experiences and adverse physical occurrences related to animal health products so that the Company may comply with applicable United States federal, state and local laws and regulations. The reporting of information as required by this Procedure is in line with the relevant legal requirements of the United States Food and Drug Administration and other regulatory authorities. Failure to report adverse expenences and adverse physical occurrences, as set forth below, may result in regulatory action against the Company and may subject individual violators to disciplinary action up to and including dismissal.

The reporting requirements set forth in this document are to be incorporated with those required by other Merck procedures and other national or local governmental authorities.

III.     Definitions

A.       Adverse Experience

An adverse experience is any unfavorable and unintended change in the structure, function or chemistry of an animal or human being and includes any injury, side-effect, toxicity or sensitivity reaciton that may be associated with the use of a Merck animal health product, whether or not the experience is considered to be causally related ot the Merck product. For a marketed product, this would also include any failure of the marketed Merck product to exhibit its expected pharmacological activity in the animal.

Reports of an adverse experience may originate from a variety of sources such as: Merck or extramural research personnel, veterinarians, animal health professionals, agricultural workers, pet and livestock owners, distributors, sales personnel, marketing staffs, etc.

Three important classes of adverse experiences have special reporting requirements. These are:

         1)       Serious Adverse Experience

         A Serious adverse experience is (1) one resulting in severe funtional debility or death of one or more animals, (2) one that is life-threatening to man, or (3) one involving a large number of animals.

         2)       Unexpected Adverse Experience

         This includes any experience not described in the labeling of the product or not reported in the New Animal Drug Application (NADA) trials prior to Food and Drug Administration or international approval. It also includes those experiences that show a significant increase in incidence or severity over what appears on the labeling of marketed drugs or in NADA trials or that are a failure of a marketed product to achieve the claimed activity.

         This includes all experiences in species of animals or classes of livestock not listed on the labeling; i.e., reactions in animals, including man, following extra-label or accidental usage in a species for which the product is not approved or marketed.

         3)       Human Reaction To Animal Drugs

         Human reactions, including those resulting from exposure due to handling, mixing, administering or for any other reason, are adverse experiences and must be promptly reported.

         4)       Nonserious and Expected Adverse Experience

         Any adverse experience not falling within the definitions of III A.l, 2 or 3 will be considered nonserious and expected.

B.       Adverse Physical Occurrence

         An adverse physical occurrence is any of the following developments related to a Merck animal health product:

         1)       a mix-up of the product or its labeling with another article;

         2) any bacteriological or significant physical change or deterioration in the product; or

         3) any failure of a distributed product to meet the specifications established for it in the NADA (See IV A.1)

C.       Product Defect Complaint

         Physical and/or chemical problems associated with animal heath products manufactured and/or marketed both in and outside the United States not falling within the above definitions for adverse experiences" or "adverse physical occurrences" are considered "product defect complaints." Product defect complaints are covered under a separate procedure administered by MMD.

IV.      Reporting Procedures

A. Adverse Experiences and Adverse Physical Occurrences Associated with the Use of Marketed Products

         Any employee or Merck who learns of a serious, unexpected or human adverse experience or adverse physical occurrence (as defined in III A & B) associated with a marketed product must report it to his/her immediate supervisor, who will in turn ensure that the report is pased without delay to the Merck AgVet Technical Services representative with responsibility for that market, the Animal Health & Agriculture Research & Development (AHAD) Director or the Merck AgVet Country Director, as appropriate. It is the responsibility of those individuals who receive such information to act as follows:

         1) in the case of human reactions to animal drugs in particular, but also serious and unexpected adverse experiences in animals and adverse physical occurrences (III.A.1 and 2 and III.B), to advise Regulatory Affairs in Woodbridge (WBC-130) immediately by the fastest route possible (e.g., telephone, telex, facsimile, etc.) of any initial information available, followed within five working days, with a written report, as required in IV A.2 (See Addendum I).

                  The requirement for the expeditious reporting of human adverse experiences to AHAD Regulatory Affairs is in addition to the MRL Medical Affairs Procedures and Policies Manual, Procedure No. 13 requirement that any human adverse experience temporally associated with exposure to an AgVet product be-reported to Worldwide Product Safety and Epidemiology (WPS&E) within two working days. Worldwide Product Safety & Epidemiology has the responsibility for submitting reports of human adverse experiences associated with AgVet products to the Food and Dnzg Adminstration's Center for Drug Evaluation and Research.

         2) to prepare and submit to Animal Health & Agricultural Research & Development (AHAD) Regulatory Affairs, in Woodbridge, on Form RA1932 within five working days a detailed written report of any adverse experiences or adverse physical occurrences.

                  Where full details are not available when the RA1932 is filed, a follow-up RA1932 (specifically identifying that it is a follow-up) providing all details, must be filed within one calendar month. Upon receipt of such reports, AHAD Regulatory Affairs will advise Merck AgVet Technical Services, Merck AgVet Legal Counsel and the Merck Ag Vet Quality Complaint Manager and will provide them with a copy of the related written report (Form RA1932). AHAD Regulatory Affairs will ensure that WPS&E has also received an initial report on any human adverse experience and will ensure that the Vice President, AHAD and the Executive Directors of Regulatory Affairs, ASR and Technical Services or their designated representatives receive expeditious notification of human adverse experience incidents associated with exposure to animal health products. If the adverse experience or adverse physical occurrence is from a study conducted under an INAD exemption, a narrative summary should be used instead of Form RA1932.

         3) to record all nonserious and expected adverse experiences (Ill A.4) when received on Form RA1932 and submit the forms once each quarter to AHAD Regulatory Affairs in Woodbridge (WBC-1
                  30) (See Addendum I). These need not be reported by telephone, telex or facsimile to Woodbridge; and

         4) to, in addition, report adverse experiences and adverse physical occurrences, as may be required, to local regulatory authorities in compliance with local regulatory requirements.

B.       Adverse Experiences Associated with Investigational Studies

         Merck field investigators and outside investigators, such as veterinarians, university collaborators, etc. must be instructed verbally and by protocol to notify their Merck monitor immediately or any adverse experience or adverse physical occurrence involving either marketed or non-marketed products.

         The supervisor, superior or monitor will in turn ensure that the report is passed without delay to the Animal Science Research AHAD Area Director.

         Regulatory Affairs, AHAD, is responsible for reporting adverse experiences and adverse physical occurrences to the Food and Drug
Administration.

V.       Reporting By Non-Merck Entities

         All distributorship agreements, license agreements, patent and know-how licenses, etc. must include provisions for reporting of adverse experiences and adverse physical occurrences in accordance with Company procedures.

         Accordingly, all parties should be alerted during negotiations that Merck considers that to be a vital aspect of any agreement.

Attachments:

Addendum I:   Communicating Adverse Experiences/Adverse Physical Occurrences to
              Regulatory Affairs in Woodbridge
Addendum II:  Guidelines for Handling the Complainant and the Investigation
              Reporting Form RA1932
Addendum III: Form RA 1932

ADDENDUM I
COMMUNICATING ADVERSE EXPERIENCES/ADVERSE PHYSICAL
OCCURRENCES
TO REGULATORY AFFAIRS IN WOODBRIDGE

I.       All communications should be directed to:

         Rosalind S. Dunn
         Manager, Regulatory Coordination & Planning
         Regulatory Affairs
         Animal Science Research
         Merck & Co., Inc.
         P.O. Box 2000
         RY32-209
         Rahway, NJ 07065-0900

         Telephone Number:          (908) 594--4624
         Panafax Number:            (908) 594--4395

2. If a full report is not or will not be available within the five-day reporting time due to delays in the investigation and/or reporting of the necropsy, pathology, bacteriology results, etc., the responsible investigator should relay as much information as is available; i.e., according to Form RA1932, to Woodbridge as soon as possible. Upon receipt of this information in Woodbridge, a preliminary Adverse Reaction/Adverse Physical Occurrences Report will be prepared and sent to the FDA as required.

         Note that a facsimile of the Form RA1932 can be transmitted to Woodbridge by Rapifax and Panafax and is usually received within a twenty-four hour period.

3. When the additional information concerning a specific adverse reaction is received from the responsible field investigator, a follow-up request will be prepared and sent to the FDA. This will complete the file.

4. All written correspondence should indicate clearly that the investigator is actually reporting an adverse experience of adverse physical occurrence.

                                  ADDENDUM II
         GUIDELINES FOR HANDLING THE COMPLAINANT AND TEE INVESTIGATION

         The following guidelines are provided for Merck personnel responsible for dealing with persons who have made a complaint and for investigating the complaint itself:

1. Admit no liability under any circumstances. Do not become involved in conversations dealing with lawsuits or litigation or Merck liability with respect to claims.

2. If dictated by the circumstances, apparent seriousness of the case, or need to obtain detailed information, visit the complainant personally. Take the distributor or salesperson with your where appropriate.

3. In dealing with the complainant, show that you take the complaint seriously. With simple common sense and courtesy:

         a.       Listen; do not argue.

         b.       Ask questions openly and simply; record the details.

4. Observe the complainant, his or her operation, the people, animals, crops and equipment etc. concerned; note for inclusion in your report any details you think have a bearing on the facts and/or the validity of the complaint.

5. Take photographs of the subject matter of the complaint, if appropriate.

6. Obtain a number of samples appropriate for testing commensurate with the nature of the complaint. In the case of product sizes not larger than one liter/one kilo, approximately four to twelve specimens will normally be adequate. For larger sizes, or when in doubt, consult with superiors.

7. When appropriate, attempt to retain and preserve for testing specimens of the animals or crops concerned.

8. Advise the complainant that you must report the complaint to head-quarters for further action and that you will contact him/her as soon as possible. Make no promises! Do not propose any solution except under specific instructions from headquarters.

9. No claims should be settled without prior headquarters and, where appropriate, legal approval and execution of a proper release.

ADDENDUM III
FORM RA 1932

ADVERSE REACTION, LACK OF EFFECTIVENESS, PRODUCT DEFECT REPORT

1.       REPORT SOURCE AND ADDRESS (MFR. DISTR.)
2.

3.       TYPE OF REPORT
         INITIAL
         FOLLOW UP TO REPORT OF (GIVE DATE)
4.       NAME, ADDRESS AND PHONE NO. OF ATTENDING VETERINARIAN (IN CONFIDENCE)
5.       NAME OR CASE IDENTIFICATION OF OWNER (IN CONFIDENCE)
6. TRADE NAME AND GENERIC NAME OF ACTIVE INGREDIENT(S) (INCLUDE DOSAGE FORM AND STRENGTH - EX. TAB, 500 MG.)
7.       NAME OF MANUFACTURER
8.       LOT NUMBER
9.       DOSAGE REGIMEN AND ROUTE (EX. 250 MG., Q, 12 H, P.O.)
10.      DATES OF ADMINISTRATION
11.      ILLNESS/REASON FOR USE OF THIS DRUG
12.      DRUG WAS ADMINISTERED BY
         VETERINARIAN, STAFF
         OWNER, OTHER
13.      NUMBER OF ANIMALS IN THIS INCIDENT
         TREATED WITH DRUG
         REACTED
         DIED
14.      REACTING ANIMALS
         SPECIES
         BREED
         AGE
         WEIGHT
         SEX
                  FEMALE
                  MALE
                  PREGANT
                  NEUTERED
15.      CONCOMITANT MEDICAL PROBLEMS
16.      OVERALL STATE OF HEALTH AT TIME OF REACTION
         GOOD
         FAIR
         POOR
         CRITICAL
17. DID ANY NEW ILLNESS DEVELOP OR DID INITIAL DIAGNOSIS CHANGE AFTER SUSPECT DRUG STARTED NO YES (EXPLAIN)
18.      CONCOMITANT DRUGS ADMINISTERED
         NAME OF DRUG
         ROUTE
         DOSAGE REGIMEN
         DATE(S) OF ADMINISTRATION

19. DESCRIBE SUSPECTED ADVERSE REACTION: INCLUDE ALL SIGNS, RESULTS OF PERTINENT LAB TESTS, NECROPSY RESULTS, POSSIBLE CONTRIBUTING FACTORS, ETC. ALSO INCLUDE IN THIS ECTION PRODUCT INEFFECTIVENESS AND PRODUCT DEFECTS SUCH AS CRACKED TABLETS, CLOUDY SOLUTION, ETC.
20.      ATTENDING VETERINARIAN'S LEVEL OF SUSPICION THAT DRUG CAUSED REACTION
         HIGH
         MEDIUM
         LOW
         NO ATTENDING VET.
21. LENGTH OF TIME BETWEEN LAST ADMINISTRATION OF SUSPECT DRUG AND ONSET OF REACTION
22.      DATE OF ONSET (MO., DAY, YR.)
23.      DURATION OF REACTION (HRS., DAYS, ETC.)
24.      WAS THE ADVERSE REACTION TREATED?
         NO
         YES (DESCRIBE TREATMENT)
25.      OUTCOME OF REACTION OT DATE
         DIED
         REMAINS UNDER TREATMENT
         ALIVE WITH SEQUELAE
         RECOVERED
         UNKNOWN
26.      WHEN REACTION APPEARED, TREATMENT WITH SUSPECT DRUG:
         HAD ALREADY BEEN COMPLETED
         DISCONTINUED DUE TO THE REACTION
         DISCONTINUED, REPLACED WITH ANOTHER DRUG
         DISCONTINUED, REINTRODUCED LATER
         CONTINUED AT ALTERED DOSAGE
         OTHER (EXPLAIN)

         AND THE REACTION
                  CONTINUED
                  STOPPED
                  RECURRED
                  OTHER (EXPLAIN)
27.      HAD ANIMAL(S) BEEN PREVIOUSLY EXPOSED TO THIS DRUG?
         NO
         YES
         UNKNOWN
28.      DID ANIMALS PREVIOUSLY REACT TO THIS DRUG:
         NO
         YES
         UNKNOWN
29.      HAD ANIMALS PREVIOUSLY REACTED TO OTHER DRUGS?
         NO
         YES (IF YES, GIVE DRUG(S) AND REACTION IF KNOWN)
         UNKNOWN
30. HAS THE ATTENDING VETERINARIAN SEEN SIMILAR REACTIONS TO THIS DRUG IN ANY OTHER ANIMALS?
         NO
         YES (IF YES, SUMMARIZE)

31. NAME AND TITLE OF INDIVIDUAL RESPONSIBLE FOR ACCURACY OF REPORTED INFORMATION (TYPE OR PRINT)
32.      SIGNATURE OF INDIVIDUAL RESPONSIBLE FOR ACCURACY OF REPORTED
         INFORMATION